                                                                   EXHIBIT 99(i)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                            INTRODUCTION AND OVERVIEW

On June 1, 2001, White Mountains Insurance Group, Ltd. (the "Company") acquired OneBeacon Insurance Group ("OneBeacon", formerly CGU) from CGNU plc ("CGNU") for total consideration of $2.1 billion (the "Acquisition"), of which $260.0 million consisted of a convertible note payable (the "Seller Note") with the balance paid in cash. Through October 31, 2001, OneBeacon wrote property and casualty insurance policies nationwide, primarily through a network of independent insurance agents.

On September 5, 2001, OneBeacon reached an agreement in principle (the "Renewal Rights Agreement") with Liberty Mutual Group ("Liberty Mutual") which calls for Liberty Mutual to assume control of the infrastructure, employees and future underwriting results for all personal and commercial lines business written by OneBeacon through agents in 42 states and the District of Columbia. Pursuant to the Renewal Rights Agreement, beginning November 1, 2001 (the "Effective Date"), Liberty Mutual assumed responsibility for the underwriting results of an estimated $1.5 billion of annual commercial and personal lines premium written in the affected regions. In the first twelve months, OneBeacon will reinsure (the "Quota Share") from Liberty Mutual approximately 67% of the underwriting results generated by the renewal of policies subject to the Renewal Rights Agreement. The Quota Share will reduce to approximately 33% in the second year of the agreement and finally to zero in the third year. For purposes of the Renewal Rights Agreement, renewals constitute historic OneBeacon policies that are renewed by Liberty Mutual for those OneBeacon customers in existence at November 1, 2001. New business written by Liberty Mutual is excluded from the Quota Share. As a result of the Renewal Rights Agreement, OneBeacon's remaining operations will be focused on New England, New Jersey, New York and selected specialty businesses.

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the nine months ended September 30, 2001 present results for the Company as if the Acquisition had occurred as of January 1, 2000. The potential pro forma effects of the Renewal Rights Agreement on White Mountains' premiums and loss and loss adjustment expenses for the year ended December 31, 2000 and the nine months ended September 30, 2001 as if the Renewaql Rights Agreement had been in place as of January 1, 2000 are supplementaly disclosed in Note O herein. The Acquisition was fully reflected in the Company's September 30, 2001 balance sheet and the Renewal Rights Agreement did not have a material effect on the Company's balance sheet on the Effective Date. Therefore, a pro forma condensed consolidated balance sheet at September 30, 2001 has not been supplied herein.

The consolidated financial statements of OneBeacon for the first five of the nine months ended September 30, 2001 and the year ended December 31, 2000 were prepared in their entirety under the direction of the former management of OneBeacon, and for the benefit of CGNU. The consolidated financial statements of OneBeacon for the four months ended September 30, 2001 were prepared in their entirety under the direction of, and for the benefit of the Company.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, which are based on information known as of the date the financial statements are prepared and issued, that affect the reported amounts of assets, liabilities, revenues and expenses. Eventual results can differ from those estimates, particularly with respect to loss and loss adjustment expense reserves, as further information subsequently unfolds.

An overview of each column presented in the unaudited pro forma condensed combined income statements for the period ended September 30, 2001 and December 31, 2000 is as follows:

WHITE MOUNTAINS

The "White Mountains" column represents the Company's historical results as reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2001 and in its Annual Report on Form 10-K for the year ended December 31, 2000.

ONEBEACON

The amounts presented in the "OneBeacon" column represent OneBeacon's historical stand-alone results for each applicable period. As such, OneBeacon's results for the nine months ended September 30, 2001 exclude the results of Folksamerica Holding Company, Inc. and its subsidiaries ("Folksamerica"), which became a wholly owned subsidiary of OneBeacon on June 1, 2001. Folksamerica's results for the full nine months ended September 30, 2001 are included in the White Mountains column.

ADJUSTMENTS FOR THE ACQUISITION

The amounts in the "Adjustments for the Acquisition" column represent various closing and related pre- closing transactions undertaken in the acquisition of OneBeacon by the Company as described below.

DEBT TENDER AND DEBT ESCROW TRANSACTIONS

In connection with the Acquisition, the Company completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender") which facilitated the Acquisition by amending the indenture governing the notes. Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of its medium-term notes and subsequently prepaid, in the form of a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the outstanding medium-term notes.

EQUITY FINANCING

On June 1, 2001, a small group of private investors purchased $437.6 million of a newly-issued class of non-voting convertible preference shares of the Company (the "Convertible Preference Shares"). The Convertible Preference Shares bore a dividend of 1% per year and were automatically converted (at a conversion price of approximately $200.00 per share) into 2,184,583 common shares upon approval of the conversion by the Company's shareholders which occurred on August 23, 2001.

On June 1, 2001, Berkshire Hathaway, Inc. ("Berkshire") purchased from the Company, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per share. Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase approximately 544,285 common shares (the "Series B Warrants") became exercisable upon approval by shareholders which occurred on August 23, 2001. The Warrants have a term of seven years from the date of issuance, although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. Since the Series B Warrants did not represent common equity to the Company until shareholder approval was obtained on August 23, 2001, they constituted a contingent put liability (similar in nature to a stock appreciation right) which were carried at fair value through a periodic charge or credit to the income statement for the period June 1, 2001 through August 23, 2001.

On June 1, 2001, Berkshire also purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock (the "Berkshire Preferred Stock") of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35475% per quarter and is mandatorily redeemable after seven years. The Berkshire Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

On June 1, 2001, Zenith Insurance Company purchased $20.0 million in cumulative non-voting preferred stock (the "Zenith Preferred Stock") of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a dividend of no less than 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% thereafter and is mandatorily redeemable after ten years. The Zenith Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

BANK FINANCING

On June 1, 2001, a subsidiary of the Company borrowed $700.0 million in term loans and $125.0 million in revolving loans (of a $175.0 million revolving loan facility) from a banking syndicate arranged by Lehman Brothers Inc. (collectively the "Lehman Facility"). The term loans are repayable in quarterly installments with a final maturity on the sixth anniversary of the closing date. The revolving loan facility is available on a revolving basis from the closing date until the fifth anniversary of the closing. The loans are variable rate instruments which are currently tied to a rate based on the three-month eurodollar rate.

SIGNIFICANT REINSURANCE CONTRACTS

Immediately prior to the Acquisition, OneBeacon entered into reinsurance agreements with National Indemnity Company (the "NICO Cover") and General Re Corporation (the "GRC Cover") which provide OneBeacon with significant reinsurance protections against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses. The NICO Cover provides up to $2.5 billion of protection against OneBeacon's asbestos, environmental and certain other latent exposures. The GRC Cover provides for up to $400.0 million in excess of loss reinsurance protection against adverse development on accident year 2000 and prior losses.

SELLER NOTE

On June 1, 2001, the Company issued the Seller Note to CGNU. The Seller Note has an 18 month term and bears interest at a rate equal to 50 basis points over the rate on the Lehman Facility described above. The Seller Note may be settled in cash, or at the Company's option, with common shares valued at $245.00 per share. The Company has classified this obligation as debt since management believes it has the ability to settle this obligation in a form other than pursuant to the Note Purchase Option Agreement which governs the Seller Note.

PRECLOSING TRANSACTIONS WITH CGNU

On June 1, 2001, OneBeacon repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of OneBeacon's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to OneBeacon immediately prior to Acquisition.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the nine months ended September 30, 2001 present results for the Company as if the Acquisition had occurred as of January 1, 2000.

The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what the Company's results of operations actually would have been had the Acquisition, in fact, occurred as of the date indicated, or to project the Company's results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Reports on Form 10-Q for the period ended March 31, 2001, June 30, 2001 and September 30, 2001 and the Company's Current Report on Form 8-K dated June 1, 2001 (as amended and filed on July 15, 2002, which contains OneBeacon's audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998) and the Company's Current Report on Form 8-K dated November 1, 2001 (which contains the Renewal Rights Agreement and related documents).

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                                            White
                                                                                                                          Mountains
                                                                           White                       Adjustments for    Pro Forma
                                                                         Mountains     OneBeacon       the Acquisition    Combined
                                                                        ----------     ---------       ---------------    ---------
REVENUES
  Earned insurance and reinsurance premiums                              $1,616.4      $  396.8        $1,322.3 H
                                                                                                          187.7 I         $3,523.2
  Net realized gains (losses) on investment securities                      148.3         322.7           --                 471.0
  Net investment income                                                     201.5         229.2            (7.6)F
                                                                                                          (36.4)G
                                                                                                          (63.4)H
                                                                                                           (7.4)I            315.9
  Other revenues                                                             80.0          --              40.6 L            120.6
                                                                        ----------     ---------       --------           ---------
 TOTAL REVENUES                                                           2,046.2         948.7         1,435.8            4,430.7
EXPENSES
  Losses and loss adjustment expenses                                     1,515.9         533.2           955.1 H
                                                                                                           82.7 I          3,086.9
  Other underwriting expenses                                               590.0         671.7             5.8 M          1,267.5
  Accretion of discounted loss reserves                                      40.0          --              43.8 K             83.8
  Interest expense                                                           27.9          33.0            (2.1)A
                                                                                                           28.8 C
                                                                                                          (36.4)G
                                                                                                            9.1 J             60.3
  Share appreciation expense - contingent warrants                           58.8          --              --                 58.8
                                                                        ----------     ---------       --------           ---------
TOTAL EXPENSES                                                            2,232.6       1,237.9         1,086.8            4,557.3
                                                                        ----------     ---------       --------           ---------
PRETAX EARNINGS (LOSS)                                                     (186.4)       (289.2)          349.0             (126.6)
  Income tax benefit (provision)                                             66.8          52.7            10.1 C
                                                                                                         (106.3)H
                                                                                                          (34.2)I
                                                                                                           15.3 K
                                                                                                            2.0 M              6.4
Minority interest:
  Accretion of subsidiary preferred stock to face value                      (2.9)         --              (3.7)B             (6.6)
  Dividends on subsidiary preferred stock                                   (10.0)         --             (11.9)B
                                                                                                           (0.8)D            (22.7)
                                                                        ----------     ---------       --------           ---------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                               (132.5)       (236.5)          219.5             (149.5)
  Dividends on preference shares                                             (0.3)         --              (1.8)E             (2.1)
                                                                        ----------     ---------       --------           ---------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS
  AVAILABLE TO COMMON SHAREHOLDERS                                       $ (132.8)     $ (236.5)       $  217.7           $ (151.6)
                                                                        ==========     =========       ========           =========
Average shares used in computing loss per share                         6,184,551                                         6,184,551
Loss per common share (Note N):
  Net loss from continuing operations                                    $ (21.48)                                        $ (24.51)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                                            White
                                                                                                                          Mountains
                                                                           White                       Adjustments for    Pro Forma
                                                                         Mountains     OneBeacon       the Acquisition    Combined
                                                                        ----------     ---------       ---------------    ---------
REVENUES
  Earned insurance and reinsurance premiums                             $ 334.4        $4,275.0            --             $4,609.4
  Net realized gains (losses) on investment securities                     (8.4)          732.8            --                724.4
  Net investment income                                                    85.9           504.9        $  (20.0)F
                                                                                                          (71.5)G
                                                                                                          (76.0)H
                                                                                                          (17.9)I            405.4
  Gains on sales of subsidiaries and other assets                         385.8            --              --                385.8
  Other revenues                                                           50.5            --              97.4 L            147.9
                                                                        ----------     ---------       --------           ---------
 TOTAL REVENUES                                                           848.2         5,512.7           (88.0)           6,272.9
EXPENSES
  Losses and loss adjustment expenses                                     287.7         4,302.0            --              4,589.7
  Other underwriting expenses                                             189.0         1,426.2            12.7 M          1,627.9
  Accretion of discounted loss reserves                                    --              --             105.0 K            105.0
  Interest expense                                                         16.1            71.5            (7.2)A
                                                                                                           73.8 C
                                                                                                          (71.5)G
                                                                                                           24.7 J            107.4
  Share appreciation expense - contingent warrants                         --              --              62.6 B             62.6
                                                                        ----------     ---------       --------           ---------
TOTAL EXPENSES                                                            492.8         5,799.7           200.1            6,492.6
                                                                        ----------     ---------       --------           ---------
PRETAX EARNINGS (LOSS)                                                    355.4          (287.0)         (288.1)            (219.7)
  Income tax benefit (provision)                                          (42.5)           83.3            25.8 C
                                                                                                           26.6 H
                                                                                                            6.3 I
                                                                                                           36.8 K
                                                                                                            4.4 M            140.7
  Minority interest:
    Accretion of subsidiary preferred stock to face value                  --              --             (10.7)B            (10.7)
    Dividends on subsidiary preferred stock                                --              --             (28.3)B
                                                                                                           (2.0)D            (30.3)
                                                                        ----------     ---------       --------           ---------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                              312.9          (203.7)         (229.2)            (120.0)
  Redemption value adjustment - preference shares                          --              --            (305.1)E           (305.1)
  Dividends on preference shares                                           --              --              (4.4)E             (4.4)
                                                                        ----------     ---------       --------           ---------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS
  AVAILABLE TO COMMON SHAREHOLDERS                                      $ 312.9        $ (203.7)       $ (538.7)          $ (429.5)
                                                                        ==========     =========       ========           =========
Earnings per Common Share  (Note N):

Average shares used in computing  basic earnings per share            5,894,875                                          5,894,875

Basic earnings (loss) per common share (Note N):
  Net income (loss) from continuing operations                          $ 53.08                                           $ (72.87)

Average shares used in computing  diluted earnings per share          5,920,625                                          5,894,875

Diluted earnings (loss) per common share (Note N):
  Net income (loss) from continuing operations                          $ 52.84                                           $ (72.87)

                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.

                                      NOTES TO UNAUDITED PRO FORMA CONDENSED
                                           COMBINED FINANCIAL STATEMENTS

ADJUSTMENTS FOR THE ACQUISITION

The pro forma Acquisition adjustments, as they relate to the unaudited pro forma condensed combined statements of income, are described below. Due to the timing of the Acquisition, the Company's actual results for the nine months ended September 30, 2001 contained OneBeacon's actual results for the four months ended September 30, 2001. As a result, the pro forma income statement adjustments presented for the nine months ended September 30, 2001 related to the Acquisition represent adjustments only for the period January 1, 2001 to May 31, 2001 unless otherwise noted.

(A) Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of $96.3 million in medium-term notes and subsequently prepaid, through the Debt Escrow, the balance of its outstanding medium-term notes. The $2.1 MILLION and $7.2 MILLION reductions in interest expense presented on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent interest expense on medium-term notes retired under the Debt Tender.

The medium-term notes are an obligation of the Company, which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for these adjustments.

(B) On June 1, 2001, White Mountains received a total of $300.0 million in cash from Berkshire in full payment for the Berkshire Preferred Stock and the Warrants. The total proceeds received were allocated to each instrument based on their relative estimated fair values at the date of acquisition. As a result, $145.2 million of such proceeds were allocated to the Berkshire Preferred Stock and $154.8 million of such proceeds were allocated to the Warrants. Of the amount initially allocated to the Warrants, a further allocation was made among the Series A Warrants and the Series B Warrants of $105.7 million and $49.1 million, respectively, based on the relative number of Warrants in each series. The estimated fair values attributed to the Warrants were determined using the Black Scholes option pricing model.

Share appreciation expense relating to the Series B Warrants of $62.6 MILLION recorded on the pro forma income statement for the period ended December 31, 2000 represents the excess of the estimated fair value at June 1, 2001 of the Series B Warrants liability of $111.7 million over the purchase price allocation to the Series B Warrants of $49.1 million. Prior to shareholder approval on August 23, 2001, changes in the fair value of the liability related to the Series B Warrants were reflected as share appreciation expense in the Company's income statement. The Company recorded $58.8 million of share appreciation expense related to the Series B Warrants in its September 30, 2001 income statement; accordingly, no pro forma adjustment is necessary for the nine months ended September 30, 2001. Upon shareholder approval, the estimated fair value of the Series B Warrants liability of $107.9 million was reclassified to shareholders' equity.

Berkshire Preferred Stock dividends of $11.9 MILLION and $28.3 MILLION recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Berkshire Preferred Stock. Accretion of subsidiary preferred stock to face value of $3.7 MILLION and $10.7 MILLION recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent accretion on the Berkshire Preferred Stock which is required to transition the Berkshire Preferred Stock's recorded value (initially $145.2 million) to its face value of $300.0 million over the instrument's seven-year term. The accretion was determined using the interest method of amortization.

The Warrants are an obligation of the Company which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for the Warrants.

(C) On June 1, 2001, Fund American Companies, Inc., a wholly owned subsidiary of the Company, borrowed $825.0 million pursuant to the Lehman Facility. The increases in interest expense of $28.8 MILLION and $73.8 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, represent interest on the Lehman Facility. The Lehman Facility is an obligation of Fund American which is domiciled in the United States. As a result, a Federal income tax benefit of $10.1 MILLION and $25.8 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for these adjustments.

(D) On June 1, 2001, a subsidiary of the Company received a total of $20.0 million in cash from Zenith Insurance Company in full payment for the Zenith Preferred Stock. Zenith Preferred Stock dividends of $.8 MILLION and $2.0 MILLION, recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Zenith Preferred Stock.

(E) On June 1, 2001, the Company received a total of $437.6 million in cash from a small group of private investors in full payment for the Convertible Preference Shares. Due to the beneficial conversion feature inherent in the Convertible Preference Shares that existed on the date of conversion, the $305.1 MILLION difference between the $742.7 million market value of the underlying common shares at the date of conversion and the $437.6 million purchase price represents a charge to retained earnings which is included in the Company's determination of net income or loss available to common shareholders and earnings or loss per share for the year ended December 31, 2000.

Convertible Preference Share dividends of $1.8 MILLION and $4.4 MILLION, recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on Convertible Preference Shares which assumes that shareholder approval did not occur during such periods.

(F) The Company utilized $364.0 million of its cash on hand to fund the Acquisition, the Debt Tender, the Debt Escrow and related expenses. The Company estimates that it earned $7.6 MILLION and $20.0 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, on such balances which were held in the form of short-term investments.

Cash on hand used to fund the Acquisition was previously held at a subsidiary of the Company which is domiciled in Barbados. As a result, no Federal income taxes were recorded for this adjustment.

(G) The $36.4 MILLION and $71.5 MILLION reductions in net investment income and interest expense recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, resulted from the repayment of the $1.1 billion CGNU intercompany note. The yield of 6.5% on the CGNU intercompany note approximated OneBeacon's historical pre-tax yield on its fixed maturity portfolio during the periods.

(H) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the NICO Cover for total consideration of $1,322.3 million. The NICO Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the Emerging Issues Task Force Technical Matter Document No. D-54 ("EITF Topic D-54") which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Because the NICO Cover was a material non-recurring transaction undertaken in connection with the Acquisition, the financial effects of the NICO Cover are excluded from the pro forma statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001.

The NICO Cover had an inception date of January 1, 2000 but was not consummated until June 1, 2001. During the intervening period, the base transaction premium was adjusted for losses and loss adjustment expenses paid, reinsurance recoverable claims received, salvage and subrogation recoveries and an interest charge due to NICO, which was based on the average adjusted base transaction premium. As a result, pro forma adjustments to ceded premiums of $1,322.3 MILLION and ceded losses and loss adjustment expenses of $955.1 MILLION serve to eliminate those amounts that were recorded in the OneBeacon income statement for the five months ended May 31, 2001 in connection with the NICO Cover. OneBeacon estimates that it earned $63.4 MILLION and $76.0 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, on the cash used to pay NICO based on OneBeacon's historical pre-tax yield on its fixed maturity portfolio of approximately 6.5%. A Federal income tax provision of $106.3 MILLION and a Federal income tax benefit of $26.6 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded as a result of these adjustments.

(I) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the GRC Cover for total consideration of $275.0 million in cash. The GRC Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the EITF Topic D-54 which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Because the GRC Cover was a material non-recurring transaction undertaken in connection with the Acquisition, the financial effects of the GRC Cover are excluded from the pro forma statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001.

Pro forma adjustments to ceded premiums of $187.7 MILLION and ceded losses and loss adjustment expenses of $82.7 MILLION serve to eliminate amounts that were recorded on the OneBeacon income statement for the five months ended May 31, 2001 in connection with the GRC Cover. OneBeacon estimates that it earned $7.4 MILLION and $17.9 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, on the cash used to pay GRC which was held in the form of fixed income investments. As a result, a Federal income tax provision of $34.2 MILLION and A FEDERAL INCOME TAX BENEFIT OF $6.3 MILLION, for the periods ended September 30, 2001 and December 31, 2000 respectively, were recorded for these adjustments.

(J) On June 1, 2001, the Company issued the $260.0 million Seller Note to CGNU. For the pro forma periods ended September 30, 2001 and December 31, 2000, interest expense on the Seller Note was $9.1 MILLION and $24.7 MILLION, respectively.

(K) In determining the purchase accounting related to the Acquisition, White Mountains estimated the fair values of OneBeacon's loss and loss adjustment expense reserves and related reinsurance recoverables based on the present value of their expected cash flows with consideration for the uncertainty inherent in the both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. As a result, net loss and loss adjustment expense reserves were reduced by $300.0 million and are being accreted through an income statement charge over the period that the claims are expected to be settled.

Accretion of loss and loss adjustment expense reserves of $43.8 MILLION and $105.0 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion expenses recorded during these periods assumes that 35% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first year on an annualized basis. As a result, a Federal income tax benefit of $15.3 MILLION and $36.8 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.

(L) The excess of the estimated fair value of net assets (after the reduction of the carrying amounts of noncurrent, non-financial assets acquired) over the purchase price related to the Acquisition of $682.0 million has been recorded as a deferred credit in accordance with APB 16. The deferred credit is being amortized systematically to income over the estimated period of benefit of seven years. As a result, deferred credit amortization of $40.6 MILLION and $97.4 MILLION has been recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively.

In June 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 entitled "Business Combinations". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and calls for the recognition of all existing deferred credits arising from business combinations prior to July 1, 2001 through the income statement on the first day of the fiscal year beginning after December 15, 2001. In accordance with SFAS No. 141, White Mountains will recognize its remaining unamortized deferred credit balance on January 1, 2002 as a cumulative effect of a change in accounting principle.

In June 2001 the FASB issued SFAS No. 142 entitled "Goodwill and Other Intangible Assets". SFAS No. 142 sets forth new standards concerning accounting for deferred credits, goodwill and other intangible assets arising from business combinations. With respect to goodwill, SFAS No. 142 calls for the amortization of existing and prospective goodwill only when the asset acquired is deemed to have been impaired rather than systematically over a perceived period of benefit. SFAS No. 142 is effective for interim and annual periods beginning after December 15, 2001. As a result, White Mountains will no longer ratably amortize its unamortized goodwill balance.

(M) On June 1, 2001, White Mountains awarded 73,500 restricted shares to its key employees pursuant to the Acquisition which will vest in June 2003. Compensation expenses of $5.8 MILLION and $12.7 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent restricted share awards deemed to have been earned by recipients over the periods. As a result, a Federal income tax benefit of $2.0 MILLION and $4.4 MILLION,
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for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.

EARNINGS PER SHARE

(N) In determining earnings (loss) per common share, earnings are reduced by dividends on convertible preference shares. The basic earnings per common share computation is determined using the weighted average number of common shares outstanding during the period. The diluted earnings per common share computation is determined using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. The pro forma income statements for the periods ended September 30, 2001 and December 31, 2000 each present a net loss to common shareholders. Accordingly, no additional common share equivalents resulting from the Acquisition have been included in the pro forma earnings per share computations as the inclusion of such potential shares would be anti-dilutive.

(O) SUPPLEMENTAL UNAUDITED INFORMATION IN REGARDS TO THE RENEWAL RIGHTS
    AGREEMENT

BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT

Based on historical underwriting results experienced by OneBeacon for the year ended December 31, 2000 and the nine months ended September 30, 2001 on all personal and commercial lines of business in all regions of the United States excluding New England, New York and New Jersey, had the Renewal Rights Agreement been in place as of January 1, 2000, it would have served to reduce written premiums, earned premiums, losses and loss adjustment expenses and other underwriting expenses by $1,990.4 million, $2,012.0 million, $2,093.3 million and $629.1 million, respectively for the year ended December 31, 2000 and by $1,148.2 million, $1,324.1 million, $1,125.6 million and $461.2 million, respectively for the nine months ended September 30, 2001. Such amounts do not take into consideration the underwriting results associated with the earning of the unearned premium related to the Business Subject to the Renewal Rights Agreement existing at the beginning of each period presented.

EXISTING BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT

Had the Renewal Rights Agreement been in place as of January 1, 2000, the Company would have experienced earned premiums, losses and loss adjustment expenses and other underwriting expenses of $975.1 million, $1,212.4 million and $305.0 million, respectively, for the year ended December 31, 2000 related to the underwriting results associated with the earning of the unearned premium on existing policies written in regions subject to the Renewal Rights Agreement prior to the beginning of the period.

ADJUSTMENTS FOR THE QUOTA SHARE

OneBeacon will reinsure 67% of all premiums and losses and loss adjustment expenses from renewal policies underwritten by Liberty Mutual under the Renewal Rights Agreement during the first twelve months and 33% of all such premiums and losses and loss adjustment expenses in the following twelve months. Additionally, OneBeacon will pay Liberty Mutual a ceding commission equal to 67% of certain underwriting expenses during the first twelve months of the Renewal Rights Agreement and 33% of such underwriting expenses during the following twelve months. Per the terms of the Renewal Rights

Agreement, the ceding commission paid by OneBeacon will not exceed 35% of the premiums subject to the Quota Share in either twelve month period.

Had the Renewal Rights Agreement been in place as of January 1, 2000, the Company would have experienced written premiums, earned premiums and losses and loss adjustment expenses for the year ended December 31, 2000 of $1,108.0 million, $562.4 million and $477.4 million, respectively, consisting of 67% of all written premiums, earned premiums and losses and loss adjustment expenses from renewal policies subject to the Renewal Rights Agreement. Such amounts were based on an estimate that approximately 51% of all renewal written premiums for Business Subject to the Renewal Rights Agreement would have been earned during the year ended December 31, 2000. The Company would have experienced written premiums, earned premiums and losses and loss adjustment expenses for the nine months ended September 30, 2001 of $343.9 million, $133.3 million and $112.8 million, respectively, consisting of 33% of all written premiums, earned premiums and losses and loss adjustment expenses from renewal policies subject to the Renewal Rights Agreement. Such amounts were based on an estimate that approximately 31% of all renewal written premiums for Business Subject to the Renewal Rights Agreement would have been earned during the nine months ended September 30, 2001. Additionally, the Company would have experienced earned premiums, losses and loss adjustment expenses and other underwriting expenses of $507.4 million, $430.7 million and $162.5 million, respectively, for the nine months ended September 30, 2001 associated with the earning of unearned premiums on policies written in regions subject to the Renewal Rights
Agreement in 2000.

Had the Renewal Rights Agreement been in place as of January 1, 2000, the Company would have experienced other underwriting expenses of $180.1 million and $46.7 million for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively under the Quota Share agreement. These amounts represent 67% and 33%, respectively, of all acquisition expenses attributable to renewal business subject to the Renewal Rights Agreement and an estimate of all other expenses attributable to renewal business subject to the Renewal Rights Agreement as specified in the Renewal Rights Agreement (e.g., certain employee salaries and benefit costs, regional office expenses, system costs and other administrative expenses).